UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2003

iMANAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28041 (Commission File Number)	36-4043595 (IRS Employer Identification No.)

950 Tower Lane
Foster City, California 94404
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 577-6500

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT 99.1

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 16, 2003

Item 9. Regulation FD Disclosure

     Pursuant to the interim guidance provided in Securities and Exchange Commission Release No. 33-8216, the disclosure in this Current Report on Form 8-K is being furnished under Item 12 of Form 8-K.

     On April 16, 2003, iManage, Inc. (the “Company”) issued a press release regarding results for the three months ended March 31, 2003. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The Company presents its income (loss) from operations, net income (loss) and net income (loss) per share on a pro forma basis excluding certain items that are not measures of performance under accounting principles generally accepted in the United States of America. These items include one-time restructuring and other similar charges as well as costs relating to amortization of stock-based compensation and intangible assets. Management uses these measures in comparing the Company’s historical performance and believes that these measures provide meaningful and comparable information to customers, customer prospects, partners and investors to assist in their review of the Company’s performance relative to prior periods and its competitors. These pro forma measures are particularly important at a time when many public enterprise software companies are experiencing severe liquidity issues and a lack of operating capital.

     The accompanying press release includes a schedule that reconciles the Company’s consolidated statement of operations to its results on a pro forma basis for the quarters ended March 31, 2003 and 2002. For the first quarter ended March 31, 2003, the Company’s pro forma adjustments include the reversal of stock-based compensation expense of $100,000, amortization of intangible assets of $35,000 and a lease termination expense of $987,000 associated with the early termination of the Company’s Chicago office lease. For the first quarter ended March 31, 2002, the Company’s pro forma adjustments include the reversal of stock-based compensation expense of $112,000 and amortization of intangible assets of $360,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMANAGE, INC.

April 16, 2003	By:	/s/ JOHN E. CALONICO, JR. John E. Calonico, Jr. Vice President and Chief Financial Officer

Exhibit No.	Description

99.1	Press Release dated April 16, 2003